EXHIBIT 107

Calculation of Filing Fee Tables

S-3

(Form Type)

UR-ENERGY INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Share(3)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee(4)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward(4)
Newly Registered Shares
Fees to be paid	Debt	Senior Debt Securities	Rule 457(o)
	Debt	Subordinated Debt Securities	Rule 457(o)
	Equity	Common Shares, no par value	Rule 457(o)
	Other	Warrants	Rule 457(o)
	Other	Rights	Rule 457(o)
	Other	Units	Rule 457(o)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 457(o)	$175,000,000		$175,000,000	$110.20 per $1,000,000	$19,285.00
Fees Previously Paid			Rule 457(o)
Carry Forward Securities
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 415(a)(6)	$100,000,000		$100,000,000	$92.70 per $1,000,000	$9,270.00	S-3	333-261309		$1,878.37
	Total Offering Amounts					$175,000,000		$19,285.00
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$1,878.37
	Net Fee Due							$17,406.63

(1)

Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities which may be offered pursuant to this Registration Statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), such additional number of shares of the registrant’s common shares that may become issuable as a result of any stock split, stock dividends or similar event.

(2)

An indeterminate aggregate offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices, with a maximum aggregate offering price not to exceed $175,000,000. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

(3)

The proposed maximum offering price per share will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(4)

Pursuant to Rule 457(o) under the Securities Act, the registration fee has been calculated on the basis of the maximum aggregate offering price. This registration statement includes a total of $20,262,839 of unsold securities that had previously been registered under the registrant’s registration statement on Form S-3 (No. 333-261309) filed with the Securities and Exchange Commission (the “SEC”) on November 23, 2021 and declared effective on December 17, 2021 (the “Prior Registration Statement”). In connection with the registration of securities ($100,000,000 total) on the Prior Registration Statement, the registrant paid or carried forward a total registration fee of $9,270.00, a portion of which ($20,262,839 or $1,878.37in fees) was not sold thereunder. Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the $1,878.37 that was previously paid and unused under the Prior Registration Statement against the $19,285.00 registration fee relating to the securities offered by the registration statement, leaving a filing fee of $17,406.63 that is being paid herewith in connection with the securities registered hereunder.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source(1)
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Ur-Energy Inc.	S-3	333-261309	11/23/2021		$1,878.37	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$20,262,839
Fee Offset Sources	Ur-Energy Inc.	S-3	333-261309		11/23/2021						$1,878.37

(1)

Pursuant to Rule 457(o) under the Securities Act, the registration fee has been calculated on the basis of the maximum aggregate offering price. This registration statement includes a total of $20,262,839 of unsold securities that had previously been registered under the Prior Registration Statement. In connection with the registration of securities ($100,000,000 total) on the Prior Registration Statement, the registrant paid or carried forward a total registration fee of $9,270.00, a portion of which ($20,262,839 or $1,878.37in fees) was not sold thereunder. Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the $1,878.37 that was previously paid and unused under the Prior Registration Statement against the $19,285 registration fee relating to the securities offered by the registration statement, leaving a filing fee of $17,406.63 that is being paid herewith in connection with the securities registered hereunder.

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